                               BISHOP STREET FUNDS

                               CUSTODIAN AGREEMENT

Bishop Street Funds (the Trust), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), hereby appoints Chemical Bank (the "Bank") to act as custodian of the portfolio securities, cash and other property of the Trust from time to time deposited with or collected by the Bank for the Trust, and the Bank accepts such appointment, subject to the following terms and conditions contained in this agreement, as the same may be amended from time to time (the "Agreement").

          1.   DEFINITIONS.

          ACCOUNT. The term "Account" means (i) each separate custodian account opened in the name of the Trust on the books and records of the Bank to hold Securities deposited with, transferred to, and collected by, the Bank for the account of the Trust, and (ii) a general deposit demand cash account to which the Bank shall credit monies received by the Bank for the account of or from the Trust, and which is subject only to draft or order by Bank.

          DEPOSITORY. The term "Depository" means any depository service which acts as a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred by bookkeeping entry without physical delivery of the Securities.

          PROCEEDS. The term "Proceeds" means interest, dividends, proceeds from transfers of Securities and other monies and properties received with respect to the Securities in the Account or upon the sale, exchange, transfer or other disposition thereof.

          SECURITIES. The term "Securities" means U.S. dollar-denominated stocks, bonds, rights, warrants, and all other negotiable or non-negotiable paper issued in certificated or book entry form, commonly known as securities in banking custom or practice, and any Securities-related property.

          2. OBLIGATIONS OF TRUST AND BANK. The Trust and the Bank agree to conduct all activities in connection with this Agreement in accordance with the Global Securities Services Client Reference Guide, as the same may be amended from time to time, provided to the Trust by the Bank

          3. CONDITIONS PRECEDENT. The obligations of the Bank hereunder are subject to receipt of a certificate of the Secretary or any Assistant Secretary of the Trust, contemporaneously dated with the date hereof, substantially in the form of Annex A hereto (or in a substitute form of certificate acceptable to the Bank), which certificate the Bank shall be entitled to rely upon unless and until a superseding certificate acceptable to the Bank is received by the Bank.

          4. DIRECTIONS. The Bank, acting as agent for the Trust, is authorized, directed and instructed subject to the further provisions of this
Agreement:

               (i) to hold Securities issued only in bearer form in bearer form;

               (ii) to register in the name of the nominee of the Bank, the Bank's Depositories, or sub-custodians, (A) Securities issued only in registered form, and (B) Securities issued in both bearer and registered form, which are freely interchangeable without penalty;

               (iii) to deposit any Securities which are eligible for deposit
(a) with any domestic or foreign Depository on such terms and conditions as such Depository may require, including provisions for limitation or exclusion of liability on the part of the Depository; and (b)with any sub-custodian which the Bank uses, including any subsidiary or affiliate of the Bank;

               (iv)(a) to credit to the Account all Proceeds received and payable on or in respect of the Account,


               (b) to debit the Account for the cost of acquiring Securities the Bank has received for the Account, against delivery of such Securities to the Bank,

               (c) to present for payment Securities and other obligations (including coupons) upon maturity, when called for redemption, and when income payments are due, and

               (d) to make exchanges of Securities which, in the Bank's opinion, are purely ministerial as, for example, the exchange of Securities in temporary form for Securities in definitive form or the mandatory exchange of certificates;

               (v) to forward to the Trust, and/or any other person designated by the Trust, all proxies and proxy materials received by the Bank in connection with Securities held in the Account, which have been registered in the name of the Bank's nominee, or are being held by any domestic Depository, or domestic sub-custodian, on behalf of the Bank;

               (vi) to sell any fractional interest of any Securities which the Bank has received resulting from any stock dividend, stock split, distribution, exchange, conversion or similar activity;

               (vii) to release the Trust's name, address and aggregate share position to the issuers of any domestic Securities in the Account provided, however, the Trust may instruct the Bank not to provide any such information to any issuer;

               (viii) to endorse and collect an checks, drafts or other orders for the payment of money received by the Bank for the account of or from the Trust;

               (ix) at the direction of the Trust, to enroll designated domestic Securities in the Account in a program for the automatic reinvestment of all income and capital gains distributions on those Securities in new shares (an "Automatic Reinvestment Program"), or instruct any Depository holding such Securities to enroll those Securities in an Automatic Reinvestment Program;

               (x) at the direction of the Trust, to receive, deliver and transfer Securities and make payments and collections of monies in connection therewith, enter purchase and sale orders and perform any other acts incidental or necessary to the performance of the above acts with brokers, dealers or similar agents selected by the Trust, including any broker, dealer or similar agent affiliated with the Bank, for the account and risk of the Trust in accordance with accepted industry practice in the relevant market, provided, however, if it is determined that any certificated Securities are not immediately transferable or if the Customer determines not to transfer any certificated Securities to a Depository or sub-custodian, the Bank, or the Bank's nominee, the Bank's sole responsibility for such Securities under this Agreement shall be to safekeep the Securities in accordance with Section 15 hereof;

               (xi) to notify the Trust and/or any other person designated by the Trust upon receipt of notice by the Bank of any call for redemption, tender offer, subscription rights, merger, consolidation, reorganization or recapitalization which (i) appears in The Wall Street Journal (New York edition), The Standard & Poor's Called Bond Record for Preferred Stocks, Financial Daily Called Bond Service, The Kenny Services, any official notifications from The Depository Trust Company and such other publications or Services to which the Bank may from time to time subscribe, (ii) requires the Bank to act in response thereto, and (iii) pertain to domestic Securities in the Account which have been registered in the name of the Bank's nominee or are being held by a Depository or sub-custodian on behalf of the Bank. Notwithstanding anything contained herein to the contrary, the Trust shall have the sole responsibility for monitoring the applicable dates on which Securities with put option features must be exercised. All solicitation fees payable to the Bank as agent in connection herewith will be retained by the Bank unless expressly agreed to the contrary in writing by the Bank, and

               (xii) to act upon all instructions which reasonably appear to have been signed, sent or transmitted by any of the persons (each an "Authorized Person") listed on the certificate referenced in Section 3 hereof as the same may be amended from time to time.

Notwithstanding anything in this Section 4 to the contrary, the Bank is authorized to hold Securities for the Trust which have transfer limitations imposed upon them by the Securities Act of 1933, as amended, or represent shares of mutual funds (i) in the name of the Trust, (ii) in the name of the Bank's nominee, or (iii) with any Depository or sub-custodian.

          5. REPORTS. The Bank shall furnish to the Trust all such periodic and special reports as the Trust may request and which are set forth in Exhibit I hereto.

          6. FUNDING OF ACCOUNT. The Trust shall have credited to the Account prior to the time the Bank must settle for any Securities delivered to the Account for purchase on any settlement day, sufficient immediately available funds to pay for such deliveries. Should the Trust fail to have sufficient immediately available funds in the Account to settle a transaction pursuant to the preceding sentence (a "Deficit"), the Bank may elect in its sole discretion
(i) to reject the settlement of the transaction, (ii) to settle the transaction on behalf of the Trust and debit the Account (A) for the amount of such Deficit and (B) for the amount of the funding or other cost or expense incurred or sustained by the Bank for the Trust's failure to have sufficient immediately available funds in the Account by the applicable settlement deadline for the Bank, or (iii) to reverse the posting of the Securities made to the Account. The Bank reserves the right to reverse any erroneous or provisional entries to the Account retroactively to the date upon which the correct entry, or no entry, should have been made. The foregoing rights of the Bank are in addition to and not in limitation of any other rights or remedies available to it under this Agreement or otherwise.

          No prior action or course of dealing on the part of the Bank with respect to the settlement of Securities transactions on behalf of the Trust shall be used by or give rise to any claim or action by the Trust against the Bank for the Bank's refusal to pay or settle for a Securities transaction the Trust has not timely funded as required herein.

          7. INSTRUCTIONS. Any instruction given by the Trust to the Bank pursuant to this Agreement, may, in the Bank's discretion, be written, oral, by telephone, facsimile or electronic communication including but not limited to S.W.I.F.T. and tested telex (collectively the "Authorized Means") which the Bank reasonably believes to be genuine and which is received by the Bank

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at the address listed in Section 21 hereof.  Written confirmations, if any, of oral instructions provided by the Trust shall in no way affect any action taken by the Bank in reasonable reliance upon the oral instructions. Instructions from any Authorized Person shall be deemed to be instructions from the Trust for any purpose herein. The Bank shall not be obligated to act upon, or be liable for failure to act upon, any instruction or any cancellation or modification of an instruction received after the Bank's published cut-off time for transactions.

          8. DEPOSITORIES AND SUB-CUSTODIANS. Any Securities deposited with any Depository or with any sub-custodian will be represented in accounts in the name of the Bank which include only property held by the Bank as custodian for customers in which the Bank acts in a fiduciary or agency capacity.

          Should any Securities which are forwarded to the Bank by the Trust, and which are subsequently deposited to the Bank's account in any Depository or with any sub-custodian, or which the Trust may arrange to deposit in the Bank's account in any Depository or with any sub-custodian, not be deemed acceptable for deposit by such Depository or sub-custodian, for any reason, and as a result thereof there is a short position in the account of the Bank with the Depository for such Security the Trust agrees to furnish the Bank immediately with like Securities in acceptable form. Further, the Bank is authorized to charge the Account for any cost to the Bank to replace such Securities, and any replacement and/or penalty fees imposed by the Depository or sub-custodian.

          Should any Securities of the Trust held in any Depository or with any sub-custodian be called for a partial redemption by the issuer of such Securities, the Bank is authorized to allot the called portion to the respective holders in any manner deemed to be fair and equitable in the Bank's judgment.

          9. TRUST'S REPRESENTATIONS AND WARRANTIES. The Trust represents and warrants that:

          (i) the Trust is authorized to open the Account and to exercise all incidents of ownership with respect to the Securities held in the Account;

          (ii) the Trust is a Mutual Fund duly authorized and validly existing under the laws of the Commonwealth of Massachusetts;

          (iii) and, the Trust shall comply with Federal Reserve Act Regulations G, T, U and X as such Regulations apply to its activities under this Agreement.

          The Trust further represents and warrants that: (i) it has the legal right, power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations; (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which the Trust is a party or which is otherwise known to the Trust; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which the Trust has obtained; (v) the execution and delivery of this Agreement by the Trust will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to the Trust; and (vi) all persons executing this Agreement on behalf of the Trust and carrying out the transactions contemplated hereby on behalf of the Trust are duly authorized to do so. In the event any of the foregoing representations should become untrue, incorrect or misleading, the Trust agrees to notify the Bank immediately in writing thereof.

          10.  All Securities shall be U.S. dollar-denominated and of U.S.
origin.

          11. BANK'S REPRESENTATIONS AND WARRANTIES. The Bank represents and warrants that: (i) it has the legal right, power and authority to execute, deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations; (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which the Bank is a party or which is otherwise known to the Bank;
(iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which the Bank has obtained; (v) the execution and delivery of this Agreement by the Bank will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to the Bank; and (vi) all persons executing this Agreement on behalf of the Bank and carrying out the transactions contemplated hereby on behalf of the Bank are duly authorized to do so. In the event that any of the foregoing representations should become untrue, incorrect or misleading, the Bank agrees to notify the TRUST immediately in writing thereof.

          12. RECORDS. The Bank shall maintain appropriate regular business records relating to its duties hereunder. The books and records pertaining to the Trust which are in the possession of the Bank shall be the property of the Trust. Such books and records shall be prepared and maintained as required by Rules 31-A-1 and 31-A-2 of the 1940 Act and other applicable securities laws and rules and regulations. The Trust or its authorized representatives shall have access to such books and records at all times during the Bank's normal business hours.

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          13.  COMPENSATION. The Trust agrees to pay the Bank compensation for its services hereunder at the fees stated in Exhibit 2 hereto, and the Bank is authorized to charge the Account for such compensation. All expenses and taxes payable with respect to the Securities in the Account including, without limitation, commission charges on purchases and sales and the amount of any loss or liability for stockholders' assessments or otherwise, claimed or asserted against the Bank or against the Bank's nominee by reason of any registration hereunder shall be charged to the Trust.

          14. INVESTMENT ADVICE. The Bank shall not supervise, recommend or advise the Trust relative to the investment, purchase, sale, retention or other disposition of any property held hereunder unless provided for by separate written agreement.

          15. STANDARD OF CARE. All Securities held by the Bank in the Account shall be kept with the care exercised as to the Bank's own similar property, but the Bank assumes entire responsibility for loss of the property occasioned by reason of the negligence of, or robbery, burglary or theft by, its employees, agents or sub-custodians. The Bank may at its option insure itself against loss from any cause but shall be under no obligation to insure for the benefit of the Trust.

          16. BANK'S LIABILITY. The Bank shall be under no duty to take or omit to take any action with respect to any property held in the Account, except in accordance with Sections 2 and 4 hereof. The Bank shall have no liability to the Trust with respect to losses suffered by the Trust in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement, or any act, omission or event occurring in connection herewith, unless such losses were the direct result of acts or omissions on the part of the Bank or any of its sub-custodians constituting negligence or willful misconduct. Notwithstanding anything contained herein to the contrary, the Bank shall not be responsible for any expense, loss or damage to the Trust caused from events beyond the reasonable control of the Bank, including but not limited to such events as war, natural disaster, civil strife, labor disputes or closure or disruption of any market. The term "sub-custodian" as used in this Agreement shall not mean or include the Federal Reserve Bank of New York, The Depository Trust Company, Participants Trust Company, or any other Depositories or systems for the central handling of Securities, or equivalent book-based entries in which Securities deposited by issuers are treated as fungible and may be transferred or pledged exclusively by bookkeeping entry. The Bank shall have no liability with respect to, and the Trust hereby waives, releases and agrees not to sue upon any claims for any special, speculative, indirect or consequential damages suffered by the Trust in connection with the transactions contemplated and the relationship established by this Agreement even if the Bank is advised as to the possibility thereof.

          All payments for which the Bank shall be liable in connection with this Agreement shall be computed and payable in U.S. Dollars.

          17. INDEMNIFICATION. The Trust agrees to indemnify the Bank for, and hold it harmless from and against, any claim, loss, liability, damage or expense in connection with, arising out of or in any way related to any action or thing which the Bank takes, does or omits to do (1) at the request of the Trust, or
(2) upon instructions, except that the Trust shall not be liable for any loss, liability, damage or expense that is determined to be the direct result of acts or omissions on the part of the Bank or any of its sub-custodians constituting negligence or willful misconduct.

          18. TAXES. The Trust agrees to pay, indemnify, and hold harmless the Bank from and against any and all liabilities, penalties, interest or additions to tax with respect to, or resulting from, any delay in, or failure by, the Bank
(i) to pay, withhold or report any Federal, state or foreign taxes imposed on, or in respect of, the property held in the Account, or this Agreement, or (ii) to report interest, dividend or other income paid or credited to the Account, whether such failure or delay by the Bank to pay, withhold or report tax or income is a result of the Bank's own acts or omissions, provided, however, the Trust shall not be liable to the Bank for any penalty or additions to tax due as a result of the Bank's failure to pay or withhold tax or to report to the Customer interest, dividend or other income paid or credited to the Account solely as a result of the Bank's negligent acts or omissions.

          19. SUBROGATION. Should the Bank, for any reason, extend its own funds to the Trust to complete a pending Securities transaction or to reimburse the Trust in respect of such a transaction in connection with this Agreement, the Trust agrees to execute and deliver to the Bank, upon the Bank's request, all contracts, documents, and other papers and information in connection with such transaction, and to take all other action reasonably requested by the Bank and necessary to enable the Bank to enforce, in the Bank's own name or in the name of the Trust, any rights the Trust may have against the Trust's counterparty.

          20.  SEGREGATION AND LIEN.

          SEGREGATION OF SECURITIES. The Trust's own Securities ("Proprietary Securities") shall be maintained in a separate Account or Accounts with the Bank in which the Trust shall maintain only Proprietary Securities (each such Account a "Proprietary Securities Account"). Any Account which is not clearly designated by the Trust on the Bank's records as a non Proprietary Securities Account shall be treated by the Bank as a Proprietary Securities Account holding Proprietary Securities for all purposes of this Agreement, including this Section 20.

          SECURITIES ACCOUNT. The Trust hereby pledges, assigns and grants to the Bank a continuing security interest in, and a lien on the Securities and any Proceeds thereof and any other monies in any Securities Account and any Securities and Proceeds otherwise in the possession or under the control of the Bank for credit to such Account, and the Bank shall have all of the rights and remedies of a secured party under the New York Uniform Commercial Code, as security for any and all obligations, matured or not matured, absolute or contingent, now due or hereafter to become due of the Trust to the Bank pursuant to this Agreement.

          SET-OFF. The Bank may, upon notice to the Trust, setoff any sums held for the Trust or standing to the credit of any of the Trust's cash accounts with the Bank (other than an account to which the Bank has waived in writing its right of set-off), in or towards the satisfaction of any obligation of the Trust to the Bank under this Agreement, whether or not any such sums or credits or obligations are matured or unmatured direct or indirect, absolute or contingent.

          RIGHTS OF THE BANK. Any provision of this Section 20 shall not be deemed or construed to limit the rights of the Bank pursuant to any other agreement of the Trust with the Bank.

          21. NOTICES. All communications (other than instructions pursuant to Section 6 hereof) which are to be furnished hereunder to either party, or under any amendment hereto, shall be sent by mail to the address listed below, provided that in the event that the Bank, in its sole discretion, shall determine that an emergency exists, the Bank may use such other means of communications as the Bank deems advisable.


               To the Customer:    Bishop Street Funds
                                   -------------------
                                   680 E. Swedesford Road
                                   ----------------------
                                   Wayne, PA  19087
                                   ----------------------
                                   Attn:  Legal Department
                                   -----------------------


               To the Bank:        Chemical Bank
                                   Customer Securities Services
                                   4 New York Plaza
                                   New York, New York 10004
                                   Attention: (Customer's designated
                                     account administrator)


          22. WAIVERS AND AMENDMENTS. This Agreement, and any amendment hereto, may be amended and the terms and conditions hereof may be waived, only by a written instrument signed by the Bank and the Trust. References to this Agreement herein, or in any amendment hereto, shall be to this Agreement, as amended from time to time. Any waiver shall be effective only in the specific instance and for the purpose for which given.

          23. COUNTERPARTS. This Agreement, and any amendment hereto, may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          24. HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          25. TERMINATION. This Agreement shall remain in force until expressly terminated in a writing specifying a date at least 90 days after the date of receipt by the non-terminating party, sent by registered mail by either party to the other. The Trust shall promptly appoint a successor custodian, which custodian shall be a bank in good standing with the legal capacity to act as custodian for the Trust. Upon receipt of written instructions from the Trust, the Bank shall deliver all monies of the Trust it may then be holding hereunder directly to the successor custodian, shall take all steps necessary to transfer all certified securities held hereunder to the successor custodian, and shall further cause the Trust's book-entry securities to be re-registered in the name of the successor custodian. The Bank shall have the right to withhold an amount equal to the amount due and owing to the Bank prior to effecting any such transfer or registration. The Bank shall cease to have any liability to the Trust or responsibility for any Securities in the Account (other than to safekeep the Securities) that may remain with the Bank after the termination date.

          26. SURVIVAL. The Trust's and the Bank's rights and obligations under Section 1 hereof shall survive the termination of this Agreement.

          27. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Trust and the Bank relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to such subject matter. No other agreement, statement or promise made by any party to any employee, officer or agent of any party, which is not contained in this Agreement shall be binding or valid.

          28. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Bank and the Trust and their respective successors and assigns, except that neither party hereto may transfer or assign this Agreement or any of its rights or interest hereunder without the prior written consent of the other party except as provided in Section 36 hereof.

          29. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or any amendment hereto, should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          30. FURTHER ASSURANCES. Each of the parties shall execute such documents and other papers and take such further actions as may reasonably be required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

          31. GOVERNING LAW. This Agreement, and any amendments hereto, shall be governed, construed and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          32.  RESERVATION OF RIGHT.    The Bank reserves the right not to
accept for deposit to the Account any Security which is in a form or condition which the Bank, in its sole discretion, determines not to be suitable for the services it provides under this Agreement.

          33. ADDITIONAL ACCOUNTS. If the Bank hereafter is instructed to open one or more additional custody accounts for the Trust, unless the Bank and the Trust shall otherwise expressly agree, such accounts shall be governed by the provisions of this Agreement.

          34. ADDITIONAL DUTIES. If the Trust shall ask the Bank to perform any duties or responsibilities not specifically set forth in this Agreement and the Bank chooses to perform such additional duties or responsibilities, the Bank shall be held to the same standard of care and shall be entitled to all the protective provisions (including but not limited to limitation on liability and indemnification) set forth herein.

          35. MASSACHUSETTS BUSINESS TRUST - LIMITATION OF LIABILITY. A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trust individually, but binding only the assets and property of the Trust.

          36. MERGER. Any corporation or banking association into which the Bank may be merged or with which the Bank may be consolidated, or any corporation or banking association resulting from any merger or consolidation to which the Bank shall be a party, or any corporation or banking association succeeding to the Bank's business, shall succeed to all its rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, PROVIDED, HOWEVER, in every case that said successor corporation or banking institution or association maintains the qualifications set out in Section 17(f) of the 1940 Act.


          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of this 24th day of October, 1994.



                                                  Bishop Street Funds
                                                  -------------------
                                        By: /s/ signature appears here
                                            --------------------------
                                        Name: Kathryn L. Stanton
                                              -------------------
                                        Title: Vice President
                                               ---------------

Accepted By:


CHEMICAL BANK


By:       /s/ signature appears here
          --------------------------
          Name:  Frank Decicco

          Title: Vice President

                                                                         Annex A

                               BISHOP STREET FUNDS
                        ASSISTANT SECRETARY'S CERTIFICATE

          The undersigned, a duly elected Assistant Secretary of Bishop Street Funds, a Massachusetts business trust (the "Trust"), does hereby certify that:

1. The following resolution was adopted at a meeting of the Board of Trustees of the Trust on August 5, 1994:

VOTED: That Chemical Bank, as custodian to the Trust, is authorized to act on the written, telephoned or telegraphed instructions of any one of the following persons, each of whom is authorized to issue Proper Instructions as defined in the Custody Agreement, provided that all telephoned or telegraphed instructions are confirmed in writing:

          Any Officer of the Trust

          SEI Employees

               John Alshefski      Jean Young
               Bob DellaCroce      Jack McCue
               Jeffrey Cohen
               Anthony Fischer

          Employees of First Hawaiian Bank

               Linda Kaita         Catherine Rice      Marlinda Boter
               Richard Chaves      Mark Yoshida        Ruby Matsumoto
               Elizabeth Navarro   Lori Kiyabu         Keith Katsuda
               Denise Dicho        Edith Alegria       Lani Guillermo
               Pauline Dela Cruz   Cecilia Pimmel      Frank Tanralil
               Susan Ramelb        Dinah Calvez        Orest Saikevych
               Fran Duhaylonsod    Maria Lagadon       Jamie Tovstein

          Employees of Wellington Management Company

               John Keogh          Jerry Tucker        Fran O'Shea
               Tim Smith           Lisa White          Mary Ann Tynan
               Annette Bagley      Kevin Blake
               Peter Curry         Peter Curry
               John Gooch          John Gooch
               Katherine Han       Julie Jenkins Hadden
               Shannon Shields     Christine Manfredi

          Employees of Supervised Service Company

               Douglas Anderson    Brian O'Hare
               Robert Ciarlelli    Frank Salerno

               Sal DiRosa          Sharon Scheid
               Gary Johnson        Karen Schultz
               Patrick Meikel


2. The foregoing resolution has not been amended, modified or revoked and is in full force and effect on the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Assistant Secretary's Certificate as of the 24th day of October, 1994.


                                             /s/ signature appears here
                                             --------------------------
                                             Name:   Kevin P. Robins
                                             Title:  Assistant Secretary

                                    EXHIBIT 1


THE BANK SHALL FURNISH THE FOLLOWING REPORTS TO THE TRUST:

(a) A monthly statement summarizing all transactions and entries for the Account;

(b) A monthly report of Securities belonging to the Trust showing the market value at the end of such month;

(c) A monthly report of the cash accounts of the Trust showing disbursements;
and

(d) Special reports, as reasonably requested by the Trust.

                                    EXHIBIT 2

                                      FEES

The following represents proposed custodian charges for the First Hawaiian mutual funds:


ASSET FEES
----------
-  Asset charges                                    .5 b.p.


TRANSACTION FEES
----------------

-  Book Entry                                       $4.50
-  Physical                                        $10.00
-  PTC                                             $10.00
-  Wires                                           $10.00
                                      (incoming/outgoing)

03 1359* (8-79)

                            CERTIFICATION OF OFFICERS

                                           September  2, 1994

              I, the undersigned, DO HEREBY CERTIFY to Chemical Bank, ________________________________ that the Present Officers of
              Bishop Street Funds duly elected to hold office until their respective successors are chosen, and empowered to act for and on behalf of this Corporation in any of its business with the said Bank within the authority prescribed in the resolutions heretofore certified to the said Bank, are

                         NAME                       TITLE

                         David G. Lee               President & Chief
                                                    Executive Officer
                         Carmen V. Romeo            Treasurer & Assistant
                                                    Secretary
                         Sandra K. Orlow            Vice President &
                                                    Assistant Secretary
                         Kevin P. Robins            Vice President &
                                                    Assistant Secretary
                         Robert B. Carroll          Vice President &
                                                    Assistant Secretary
                         Kathryn L. Stanton         Vice President &
                                                    Assistant Secretary
                         Jeffrey A. Cohen           Controller & Chief Acct.
                                                    Officer
                         John H. Grady, Jr.         Secretary
                         Allison E. Koebig          Assistant Secretary
                         Christine Trecroci         Assistant Secretary
                         Richard W. Grant           Assistant Secretary



          IN WITNESS WHEREOF, I have hereunto set my hand as Secretary and affixed the Corporate Seal this 2nd day of September, 1994.




SEAL                                   /s/ signature appears here
                                       --------------------------
                                        Assistant Secretary